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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): March 3, 1998
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                          YOU BET INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



    Delaware                    33-13789LA                     95-4627253
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(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)                 Identification
incorporation)                                                   Number)


1950 Sawtelle Boulevard, Suite 180, Los Angeles, California           90025
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code: (310) 444-3300
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                                 Not applicable
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         (Former name or former address, if changed since last report.)


Total sequentially numbered pages in this document:  3.

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective March 3, 1998, You Bet International, Inc., a Delaware corporation (the "Company"), engaged BDO Seidman, LLP ("BDO Seidman") as the Company's new independent accountants. The engagement of BDO Seidman was approved by the Company's Board of Directors.

     Prior to the engagement of BDO Seidman, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. However, prior to the engagement of BDO Seidman, the Company consulted with such firm in order to confirm the Company's expectation that the auditor's opinion with respect to the Company's 1997 consolidated financial statements would contain a modification paragraph reflecting uncertainty with respect to the Company's ability to continue as a going concern. No written report was issued by BDO Seidman.

     The Company has provided BDO Seidman with a copy of the disclosures contained herein, and such firm has indicated that no letter will be provided containing any new information, clarification of the Company's expression of its views, or the respects in which such firm does not agree with the statements made by the Company in response to Item 304(a).

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     YOU BET INTERNATIONAL, INC.
                                                     ---------------------------
                                                             (Registrant)




Date:  March 4, 1998                                 By:  /s/ DAVID M. MARSHALL
                                                          ---------------------
                                                           David M. Marshall
                                                           Chairman and Chief
                                                           Executive Officer

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